Exhibit 10.G

THIS COMMON SECURITIES CERTIFICATE

IS NOT TRANSFERABLE EXCEPT IN

COMPLIANCE WITH APPLICABLE LAW AND

SECTION 5.11 OF THE TRUST AGREEMENT

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY APPLICABLE STATE OR OTHER JURISDICTION’S SECURITIES OR BLUE SKY LAWS, AND NO SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR DISPOSED OF ABSENT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH OTHER APPLICABLE SECURITIES OR BLUE SKY LAWS COVERING SUCH SECURITIES OR SUCH TRANSFER IS MADE IN ACCORDANCE WITH AN AVAILABLE EXEMPTION UNDER THE SECURITIES ACT AND ANY APPLICABLE OTHER SECURITIES OR BLUE SKY LAWS, AND THE DEPOSITOR RECEIVES AN OPINION OF COUNSEL FROM THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE DEPOSITOR STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT, PLEDGE, HYPOTHECATION, OR DISPOSITION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH SECURITIES ACT AND ANY OTHER APPLICABLE SECURITIES OR BLUE SKY LAWS.

THIS SECURITY IS NOT A DEPOSIT OR AN OBLIGATION OF A DEPOSITORY INSTITUTION, IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY, AND IS NOT SECURED.

Certificate Number	Aggregate Liquidation Amount
-C-1-	$217,000.00

Auburn National Bancorporation Capital Trust I

Floating Rate Common Securities

(Liquidation Amount — $1,000.00 per Common Security)

Auburn National Bancorporation Capital Trust I, a statutory trust created under the laws of the State of Delaware (the “Issuer Trust”), hereby certifies that Auburn National Bancorporation, Inc. (the “Holder”) is the registered owner of Two Hundred Seventeen (217) common securities of the Issuer Trust representing undivided beneficial interests in the assets of the Issuer Trust and designated as the Auburn National

Bancorporation Capital Trust I Floating Rate Common Securities (Liquidation Amount $1,000.00 per common security) (the “Common Securities”). Except in accordance with Section 5.11 of the Trust Agreement (as defined below), the Common Securities are not transferable and, to the fullest extent permitted by law, any attempted transfer hereof other than in accordance therewith shall be void. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities are set forth in, and this Certificate and the Common Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Issuer Trust, dated as of November 4, 2003, as the same may be amended from time to time (the “Trust Agreement”) among Auburn National Bancorporation, Inc., as Depositor, Wilmington Trust Company, as Property Trustee, Wilmington Trust Company, as Delaware Trustee, the Administrators named therein and the Holders of Trust Securities, including the designation of the terms of the Common Securities as set forth therein. The Issuer Trust will furnish a copy of the Trust Agreement to the Holder without charge upon written request to the Issuer Trust at its principal place of business or registered office.

Upon receipt of this Certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

Capitalized terms used but not defined herein have the meanings assigned to them in the Trust Agreement.

IN WITNESS WHEREOF, one of the Administrators of the Issuer Trust has executed this Common Securities Certificate this 4th day of November, 2003.

AUBURN NATIONAL BANCORPORATION CAPITAL TRUST I

By:	/s/ E.L. Spencer, Jr.

Name: E.L. Spencer, Jr.
Title: Administrator

AUTHENTICATED:

WILMINGTON TRUST COMPANY, as Property Trustee

By:	/s/ Chris Slaybaugh

Authorized Signatory